EXHIBIT 99.1

Colonial Commercial Corp. Reports 2008 Fourth Quarter and
Year-End Results

HAWTHORNE, New Jersey (March 27, 2009) – Colonial Commercial Corp. (“Colonial”) (OTC Bulletin Board: “CCOM,” “CCOMP”), today announced financial results for the fourth quarter and year ended December 31, 2008.

Fourth Quarter Results

Sales decreased by 13.6%, or $3,233,019, to $20,499,837 for the quarter ended December 31, 2008 from $23,732,856 for the same period in 2007.  Gross profit decreased by 8.3%, or $545,643, to $6,053,148 for the fourth quarter from $6,598,791 for the same period in 2007. Gross profit expressed as a percentage of sales increased to 29.5% for the fourth quarter from 27.8% for the same period in 2007. Selling, general and administrative expense declined by 10.4%, or $670,332, to $5,766,129 for the fourth quarter from $6,436,461 for the same period in 2007. Net loss increased by $21,636 to $224,174 ($-0.05 per diluted share) for the quarter from a net loss of $202,538 ($-0.04 per diluted share) for the same period in 2007 primarily because of a $400,000 non-cash charge to the Company’s deferred tax asset.

Year-End Results

Sales increased by 3.9%, or $3,180,649, to $85,606,514 for the year ended December 31, 2008 from $82,425,865 for the same period in 2007.  The Company’s net loss increased by $956,503, to a net loss of $1,008,140 ($-0.22 per diluted share) for the year ended December 31, 2008, compared to net loss of $51,637 ($-0.01 per diluted share) for the same period in 2007. The increased loss primarily reflects $299,000 in losses incurred from our new operations and a $708,500 non-cash charge to the income tax provision related to a write down of our deferred tax asset, offset by a decrease of $348,573 in interest expense. The decrease in the deferred tax asset was based on management’s assessment of the future utilization of net operating loss carryforwards.

William Pagano, Chief Executive Officer of the Company, said, “During this challenging economic climate, we streamlined our operations and standardized a common residential air conditioning equipment line and a common commercial HVAC equipment line at all of our locations. We are also integrating our control systems business with our newly formed commercial equipment division, and have reorganized our sales organization. These improvements will stand us in good stead as the economic outlook brightens.”

About Colonial Commercial Corp.

Colonial distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. These contractor customers purchase and install equipment and systems for residential, commercial and industrial users.  Colonial also provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers.  The Company is a leader in the design of direct digital control systems and systems that control multi-location facilities through the Internet.

The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division, and water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL.  The Company is headquartered in New Jersey, and, with its affiliates, operates out of 20 locations in its geographic trading area.  For more information on Colonial’s operations, products and/or services, please visit www.colonialcomm.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning Colonial Commercial Corp.’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.

(Financial Highlights Follow)

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31,	December 31,
	2008	2007
Assets
Current assets:
Cash	$417,387	$622,723
Accounts receivable, net of allowance for doubtful accounts of $472,526 in 2008 and $478,857 in 2007	8,802,631	11,364,038
Inventory	13,706,594	17,282,661
Prepaid expenses and other current assets	1,090,634	1,107,623
Deferred tax asset - current portion	170,000	532,500
Total current assets	24,187,246	30,909,545
Property and equipment	1,684,932	1,799,689
Goodwill	1,628,133	1,628,133
Other intangibles	329,485	366,376
Other assets - noncurrent	159,801	227,478
Deferred tax asset - noncurrent	830,000	1,176,000
	$28,819,597	$36,107,221
Liabilities and Stockholders' Equity
Current liabilities:
Trade payables	$7,019,742	$7,774,988
Accrued liabilities	1,467,244	1,970,396
Income taxes payable	558	2,576
Borrowings under credit facility - revolving credit	13,163,864	18,027,055
Convertible notes payable, includes related party notes of $62,500 in each 2008 and 2007	137,500	137,500
Notes payable - current portion; includes related party notes of $30,000 in each 2008 and 2007	171,044	158,827
Total current liabilities	21,959,952	28,071,342
Convertible notes payable, includes related party notes of $200,000 and $262,500 in 2008 and 2007, respectively	200,000	337,500
Notes payable, excluding current portion; includes related party notes of $750,000 in each 2008 and 2007	875,246	929,814
Total liabilities	23,035,198	29,338,656
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 447,891 and 467,500 shares issued and outstanding in 2008 and 2007, respectively, liquidation preference of $2,239,455 and $2,337,500 in 2008 and 2007, respectively	22,395	23,375
Common stock, $.05 par value, 20,000,000 shares authorized, 4,654,953 and 4,637,530 shares issued and outstanding in 2008 and 2007, respectively	232,747	231,876
Additional paid-in capital	10,797,534	10,773,451
Accumulated deficit	(5,268,277)	(4,260,137)
Total stockholders' equity	5,784,399	6,768,565
	$28,819,597	$36,107,221

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Year Ended December 31,
	2008	2007
Sales	$85,606,514	$82,425,865
Cost of sales	60,638,850	58,870,973
Gross profit	24,967,664	23,554,892

Selling, general and administrative expenses, net	24,387,848	22,295,941
Operating income	579,816	1,258,951

Other income	281,640	297,218
Interest expense, net; includes related party interest of $72,955 in 2008 and $101,770 in 2007	(1,153,746)	(1,502,319)
(Loss) income from operations before income tax	(292,290)	53,850

Income tax expense	715,850	105,487
Net loss	$(1,008,140)	$(51,637)

Loss per common share:
Basic and diluted	$(0.22)	$(0.01)

Weighted average shares outstanding:
Basic and diluted	4,649,478	4,645,186

COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For The Year Ended
	2008	2007
Cash flows from operating activities:
Net loss	$(1,008,140)	$(51,637)
Adjustments to reconcile net (loss) to net cash provided by operating activities:
Deferred tax	708,500	-
Stock-based compensation	26,706	30,364
Provision for doubtful accounts	736,084	652,468
Depreciation	634,788	554,076
Amortization of intangibles	36,891	11,954
Accretion of debt discount	57,692	39,183
Tax effect of options exercised		34,320
Changes in operating assets and liabilities
Accounts receivable	1,825,323	(1,426,013)
Inventory	3,576,067	(821,110)
Prepaid expenses and other current assets	16,989	(34,833)
Other assets - noncurrent	67,677	(25,301)
Trade payables	(755,246)	2,108,151
Accrued liabilities	(503,152)	(23,663)
Income taxes payable	(2,018)	946
Net cash provided by operating activities	5,418,161	1,048,905

Cash flows from investing activities:
Acquisition of S&A Supply Inc.		(4,703,375)
Additions to property and equipment	(520,031)	(451,095)
Net cash used in investing activities	(520,031)	(5,154,470)

Cash flows from financing activities:
Issuance of common stock and exercise of stock options	-	13,000
Repurchase of preferred stock	(2,732)	-
Repurchase of common stock		(9,832)
Repayments of notes payable: includes related party repayments of
$92,500 and $30,000 in 2008 and 2007, respectively	(296,630)	(215,242)
Proceeds from notes payable	59,087	46,752
(Repayments) borrowings under credit facility - revolving credit, net	(4,863,191)	4,411,359
Net cash (used in) provided by financing activities	(5,103,466)	4,246,037
(Decrease) increase in cash	(205,336)	140,472
Cash - beginning of period	622,723	482,251
Cash - end of period	$417,387	$622,723